Exhibit 99.1

Imperial Announces Board Change

Evansville, IN, …. July 13, 2011 (OTCQX Symbol….IPMN) Imperial Petroleum, Inc. announced that Annalee Wilson has resigned as a Director of the Company and has been replaced by Ben Campbell until the next regularly schedule shareholders meeting..

“We’re happy to welcome Ben to the Board as an independent director. Ben is a petroleum engineer and has over 35 years of experience in the oil and gas business including public company management experience.” said Jeffrey T. Wilson, President of Imperial.

Imperial is an energy company headquartered in Evansville, Indiana.

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements are reasonable, there can be no assurance that such expectations will prove to be correct.

CONTACT:	Imperial Petroleum, Inc.
Jeffrey T. Wilson, CEO
Phone 812-867-1433 Fax 812-867-1678
email: jtwilsonx1@aol.com